No. 1998-6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE 1933 ACT, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                        OPTION TO PURCHASE COMMON SHARES
                                       OF
                              VDC CORPORATION LTD.
                            Void after August 1, 2008

     This certifies that, for value received, Marc Graubart ("Holder"), is entitled, subject to the terms set forth below and prior to the Expiration Date (as hereinafter defined), to purchase from VDC Corporation Ltd. (the "Company"), a Bermuda corporation, Common Shares of the Company (as defined below), commencing on the date hereof (the "Option Issue Date"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the shares are subject to adjustment as provided below. The options granted hereunder are intended to be treated as non-qualified stock options and will not be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     1. Term of Option. Subject to compliance with the vesting provisions identified at Paragraph 2.3 hereafter, this Option shall be exercisable, in whole or in part, during the term commencing on the Option Issue Date and ending at 5:00 p.m. on August __, 2008 (the "Expiration Date"), and shall be void thereafter.

     2. Exercise Price, Number of Shares and Vesting Provisions.

          2.1 Number of Shares. The number of shares of the Company's Common Shares, $2.00 par value per share ("Common Shares"), which may be purchased pursuant to this Option shall be 10,000 shares, as adjusted pursuant to
     Section 11 hereof.

          2.2 Exercise Price. The Exercise Price at which this Option may be exercised shall be $5.00 per common share, as adjusted pursuant to Section 11 hereof.

          2.3 Vesting.

               (a) Subject to the provisions of Section 2.3(c) hereof, none of the Options shall vest immediately upon the date hereof;

               (b) The remainder of the Options granted hereunder shall vest in accordance with the following schedule on an aggregate basis.

                    (i) All, as of the date hereof, provided a Voluntary
               Resignation does not occur or Holder not terminated for Cause (as provided in Section 5 of the Employment Agreement among Holder, the Company and Masatepe Communications USA, L.L.C. of even date herewith (the "Employment Agreement")) from August 1, 1998 through July 31, 1999.

               (c) Notwithstanding the provisions of Section 2.3(a) hereof, the 10,000 Options vesting as of the date hereof remain subject to forfeiture as follows:

                    (i) If Holder Voluntarily Resigns (as defined below) from
               his employment with the Company or Masatepe Communications USA, LLC, a wholly owned subsidiary of the Company, on or before July 31, 1999 Holder's right in and to all of such 10,000 Options shall lapse and terminate.

               (d) Except as otherwise specifically provided herein, Holder's right in and to any Options that do not vest at the date of termination of Holder's employment with the Company shall lapse and terminate.

For the purposes of this Agreement "Involuntarily Resignation" shall mean, if the Holder resigns as an employee of the Company, because, of a change in any of the following (a) the terms, conditions and or duties or responsibilities of his employment (b) the compensation to be received by the Employee whether in the form of base salary, bonuses and/or expense reimbursements, (c) the location from which the Employee is to carry out or perform his employment duties; and
(d) any of the benefits to be received by the Employee under the terms and conditions of his Employment Agreement.

For the purposes of this agreement, the term "Voluntary Resignation" shall mean any resignation which occurs other than an Involuntary Resignation.

     2.4. Death of Holder and Termination.

               (a) If the Holder shall die or his employment is terminated due to incapacity pursuant to Section 5(c) of the Employment Agreement, he or his estate, personal representatives, or beneficiary, as applicable, shall have the right, subject to the provisions of this Paragraph 2 hereof, to continue to vest and exercise the Options as if no termination of employment had occurred.

               (b) In the event Holder's employment by the Company is terminated for "cause", as such term is defined in the Employment Agreement, or in the event of a Voluntarily Resignation, Holder shall have 30 days in which to exercise the Options (only to the extent that the Holder would have been entitled to do so as of the date of his termination or resignation) and thereafter, Holder's right in and to the Options which have not vested and been exercised shall lapse and terminate.


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

     3. Exercise of Option.

               (a) The Exercise Price shall either be payable in cash or by bank or certified check; or by cashless exercise through the delivery by the Holder to the Company of Common Shares for which Holder is the record and beneficial owner which have been held for at least six (6) months, or by delivering to the Company a notice of exercise with an irrevocable direction to a broker/dealer registered under the Securities Exchange Act of 1934 to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the Exercise Price, or by any combination thereof. If Common Shares of the Company are tendered as payment of the Exercise Price, the value of such shares shall be their "market value" as of the trading date immediately preceding the date of exercise. The "market value" shall be:

                    (i) If the Company's Common Shares are traded in the
               over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market value shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the consecutive 45 trading days immediately preceding the date of exercise, or if not so reported, the average of the closing bid and asked prices for a share for the consecutive 45 trading days immediately preceding the date of exercise, as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company and acceptable to Holder for that purpose.

                    (ii) If the Company's Common Shares are traded on a national securities exchange or in the NASDAQ Reporting System, the market value shall be either (1) the simple average of the high and low prices at which a share of the Company's Common Shares traded, as quoted on the NASDAQ-NMS or its other principal exchange, for the consecutive 45 trading days immediately preceding the date of exercise or (2) the average price of the last sale of a Common Share as similarly quoted for the consecutive 45 trading days immediately preceding the date of exercise, whichever is higher, and rounding out such figure to the next higher multiple of 12.5 cents (unless the figure is already a multiple of 12.5 cents).

          If such tender would result in an issuance of a whole number of shares and a fractional Common Share, the value of such fractional share shall be paid to the Company in cash or by check by the Holder.

               (b) The purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

               (c) This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Common Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of shares for which this Option may then be exercised.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

     6. Rights of Stockholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

     7. Transfer of Option.

          7.1. Non-Transferability. Prior to vesting in accordance with paragraph 2 herein, the Option shall not be assigned, transferred, pledged or hypothecated in any way, nor subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. To the extent the Options have vested, transfers thereof which comply with the remaining provisions of this paragraph 7 may be undertaken upon the prior written consent of the Company, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of an execution, attachment, or similar process upon the Option, shall be null and void and without effect.

          7.2. Exchange of Option Upon a Transfer. On surrender of this Option for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new Option or Options of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

          7.3. Compliance with Securities Laws; Restrictions on Transfers.

               (a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of this Option or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

               (b) Neither this Option nor any Common Shares issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or
          (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

               (c) All Common Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE 1933 ACT, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

     8. Reservation and Issuance of Stock; Taxes.

               (a) The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Memorandum of Association to provide sufficient reserves of Common Shares issuable upon the exercise of the Option.

               (b) The Company further covenants that all Common Shares issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by Paragraph 7, incurred in connection with the issuance of this Option or the Common Shares upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Common Shares upon the exercise of this Option. The Common Shares issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

               (c) Upon exercise of the Option, the Company shall have the right to require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for Common Shares purchased pursuant to the Option.

               (d) A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Company's Chief Executive Officer, through the delivery to the Company of previously-owned Common Shares having an aggregate market value equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Company's Chief Executive Officer, through the withholding of Common Shares otherwise issuable to the Holder in connection with the Option exercise; or (iv) in the discretion of the Company's Chief Executive Officer, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Paragraph 8(d).

     9. Notices.

               (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Option.

               (b) All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                           If to the Company:

                           VDC Corporation Ltd.
                           75 Holly Hill Lane
                           Greenwich, CT  06831
                           Attn:  Frederick A. Moran
                                  Chief Executive Officer

                           With a Copy to:

                           Stephen M. Cohen, Esquire
                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1835 Market Street, 14th Floor
                           Philadelphia, PA  19103

                           And to the Holder:

                           at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

     Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 9.

     10. Amendments.

               (a) Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future holder and the Company.

               (b) No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Adjustments. The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment from time to time upon the occurrence of certain events, as follows:

          11.1. Reorganization, Merger or Sale of Assets. If at any time while this Option, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of substantially all of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall upon such reorganization, merger, consolidation or sale or transfer, have the right by exercising such Option, to purchase the kind and number of Common Shares or other securities or property (including cash) otherwise receivable upon such reorganization, merger, consolidation or sale or transfer by a holder of the number of Common Shares that might have been purchased upon exercise of such Option immediately prior to such reorganization, merger, consolidation or sale or transfer. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

          11.2. Reclassification. If the Company, at any time while this Option, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          11.3. Split, Subdivision or Combination of Shares. If the Company at any time while this Option, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Exercise Price and the number of shares issuable upon exercise of this Option shall be proportionately adjusted.

          11.4. Adjustments for Dividends in Stock or Other Securities or Property. If while this Option, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash not exceeding five (5) cents per share) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock, other securities or property available by this Option as aforesaid during such period.

          11.5 Necessary or Appropriate Action. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Option against impairment.

     12. Registration Rights. The Holder shall be entitled to the registration rights set forth in that certain Registration Rights Agreement of even date herewith by and between the Company and such Holder.

     13. Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than those of the current jurisdiction of incorporation of the Company. For the purposes of this Section 14, the term "current" shall mean the time at which any dispute, issue or question shall arise hereunder.

     15. Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts located in Philadelphia, Pennsylvania.

     16. Arbitration. If a dispute arises as to interpretation of this Option, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

     17. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company's memorandum of association or bye-laws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound.

     18. Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.


Dated  August ___, 1998


                                               VDC CORPORATION LTD.




                                               /s/ Frederick A. Moran
                                               -------------------------------
                                                 Frederick A. Moran
                                                 Chief Executive Officer


                                               HOLDER




                                               /s/ Marc Graubart
                                               --------------------------------
                                               Marc Graubart

                               NOTICE OF EXERCISE


TO:  [_____________________________]

     (1) The undersigned hereby elects to purchase _______ Common Shares of VDC Corporation Ltd. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the Common Shares to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such Common Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:



                                               --------------------------------
                                               (Name)


                                               --------------------------------
                                               (Name)

--------------------------                     --------------------------------
(Date)                                         (Signature)